SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 11, 2001

CISCO SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

California	0-18225	77-0059951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 West Tasman Drive, San Jose, California (Address of Principal Executive Offices)	95134-1706 (Zip Code)

Registrant’s telephone number, including area code: (408) 526-4000

Item 5. Other Events.

      On July 11, 2001, Cisco Systems, Inc. (the “Registrant”) agreed to acquire AuroraNetics, Inc., a Delaware corporation, for up to approximately $150,000,000 in Registrant stock (valued for this purpose at $18.243 per share, which reflects the average of the closing prices for a share of Registrant’s stock as quoted on the Nasdaq Stock Market for the ten (10) consecutive trading days immediately preceding and ending on the trading day that is three (3) trading days prior to July 10, 2001). A copy of the press release issued by the Registrant on July 11, 2001 concerning the foregoing transaction is filed herewith as Exhibit 20.1 and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      (c) Exhibits.

20.1	Press Release of Registrant, dated July 11, 2001, announcing Registrant’s agreement to acquire AuroraNetics, Inc.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISCO SYSTEMS, INC.

Dated: July 11, 2001	By:	/s/ DANIEL SCHEINMAN
Daniel Scheinman Senior Vice President, Corporate Affairs

EXHIBIT INDEX

Exhibit
Number	Description of Document

20.1	Press Release of Registrant, dated July 11, 2001, announcing Registrant’s agreement to acquire AuroraNetics, Inc.